*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on August 3, 2010.

ALTERRA CAPITAL HOLDINGS LIMITED	Meeting Information

	Meeting Type:	Annual Meeting
	For holders as of:	June 15, 2010

Date: August 3, 2010 Time: 5:00 PM

	Location:	Tucker’s Point Verdmont Room 60 Tucker’s Point Drive Hamilton Parish HS 02 Bermuda

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow			XXXX XXXX XXXX	(located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
	1)	BY INTERNET:	www.proxyvote.com
	2)	BY TELEPHONE:	1-800-579-1639
	3)	BY E-MAIL*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow			XXXX XXXX XXXX	(located on the
following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 20, 2010 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow	XXXX XXXX XXXX	available and
follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1a.	To elect Gordon F. Cheesbrough to the Board of Directors of Alterra Capital Holdings Limited to serve until the annual meeting of shareholders in 2013.	5c.	To authorize the election of Andrew Cook to the Board of Directors of New Point III Limited to serve until the annual meeting of shareholders in 2013.

1b.	To elect K. Bruce Connell to the Board of Directors of Alterra Capital Holdings Limited to serve until the annual meeting of shareholders in 2013.	6a.	To authorize the election of W. Marston Becker to the Board of Directors of New Point Re III Limited to serve until the annual meeting of shareholders in 2013.

1c.	To elect W. Thomas Forrester to the Board of Directors of Alterra Capital Holdings Limited to serve until the annual meeting of shareholders in 2013.	6b.	To authorize the election of John R. Berger to the Board of Directors of New Point Re III Limited to serve until the annual meeting of shareholders in 2013.

1d.	To elect Meryl D. Hartzband to the Board of Directors of Alterra Capital Holdings Limited to serve until the annual meeting of shareholders in 2013.	6c.	To authorize the election of Andrew Cook to the Board of Directors of New Point Re III Limited to serve until the annual meeting of shareholders in 2013.

2.	To ratify the appointment of KPMG, Hamilton, Bermuda as independent auditors of Alterra Capital Holdings Limited for 2010.	7a.	To authorize the election of W. Marston Becker to the Board of Directors of Alterra Agency Limited to serve until the annual meeting of shareholders in 2013.

3.	To authorize the election of W. Marston Becker to the Board of Directors of Alterra Insurance Limited to serve until the annual meeting of shareholders in 2013.	7b.	To authorize the election of John R. Berger to the Board of Directors of Alterra Agency Limited to serve until the annual meeting of shareholders in 2013.

4.	To ratify the appointment of KPMG, Hamilton, Bermuda as independent auditors of Alterra Insurance Limited for 2010.

5a.	To authorize the election of W. Marston Becker to the Board of Directors of New Point III Limited to serve until the annual meeting of shareholders in 2013.

5b.	To authorize the election of John R. Berger to the Board of Directors of New Point III Limited to serve until the annual meeting of shareholders in 2013.

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Voting Items Continued

The Board of Directors recommends you vote FOR the following proposals:

7c.	To authorize the election of Andrew Cook to the Board of Directors of Alterra Agency Limited to serve until the annual meeting of shareholders in 2013.	8.	To authorize a name change of Alterra Insurance Limited to Alterra Bermuda Limited upon the completion of an expected amalgamation between Alterra Insurance Limited and Harbor Point Re Limited.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Voting Instructions

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